                                    AMENDMENT
                    To Transfer Agency and Service Agreement
                                     Between
                              Schroder Series Trust
                                       And
                       State Street Bank and Trust Company

This Amendment is made as of this 31st day of December 2003, between Schroder
Series Trust and State Street Bank and Trust Company. In accordance with
Articles 10 (Additional Funds) and 12 (Amendment) of the Transfer Agency and
Service Agreement between Schroder Series Trust (f/k/a WSIS Series Trust) and
State Street Bank and Trust Company dated as of October 27, 1993, as amended,
(the "Agreement") the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.   Paragraph 3, is hereby amended and restated in its entirety as follows:

          "WHEREAS, the Fund intends to offer series, such series shall be named in the attached Schedule A which may be amended by the parties from time to time (each such series, together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with Article 10, being herein referred to as a "Portfolio", and collectively as the "Portfolios");"

2.   Article 10.01. Article 10.01 is hereby amended and restated in its entirety as follows:

          "10.01 In the event that the Fund establishes one or more series of
     Shares, in addition to those listed on the attached Schedule A, with respect to which it desires to have the Bank render services as transfer agent under the terms hereof, it shall so notify the Bank in writing, and if the Bank agrees in writing to provide such services, such series of
     Shares shall become a Portfolio hereunder."

3.   Schedule A. The Schedule A attached hereto and dated December 31, 2003 is hereby incorporated into the Agreement.

4.   All defined terms and definitions in the Agreement shall be the same in this amendment (the "2003 Amendment") except as specifically revised by this
2003 Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this 2003 Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

SCHRODER SERIES TRUST                        STATE STREET BANK AND TRUST COMPANY

By: /s/ Catherine Mazza                      By: /s/ Joseph L. Hooley
    ------------------------------               -------------------------------
Name:  Catherine Mazza                           Joseph L. Hooley
       ---------------------------               Executive Vice President
Title: President
       ---------------------------

                                   SCHEDULE A

                            Dated: December 31, 2003

Schroder Small Capitalization Value Fund

Schroder MidCap Value Fund

Schroder Municipal Bond Fund

Schroder Short-Term Municipal Bond Fund

Schroder Fixed-Income Fund

SCHRODER SERIES TRUST                        STATE STREET BANK AND TRUST COMPANY

By: /s/ Catherine Mazza                      By: /s/ Joseph L. Hooley
    ------------------------------               -------------------------------
Name:  Catherine Mazza                           Joseph L. Hooley
       ---------------------------               Executive Vice President
Title: President
       ---------------------------